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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2003

AKSYS, LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	0-28290 (Commission File Number)	36-3890205 (IRS Employer Identification No.)
Two Marriott Drive, Lincolnshire, IL 60069 (Address of Principal Executive Offices, including Zip Code)
(847) 229-2020 (Registrant's Telephone Number, Including Area Code)
Not applicable (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

        On October 9, 2003, we entered into a Standstill Agreement with Durus Life Sciences Master Fund, Ltd. ("Durus"). The agreement prohibits Durus from selling, distributing or buying our stock while we and Durus are engaged in discussions as to a potential resolution of the situation. The agreement is filed as Exhibit 1 hereto.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits

  1
  Standstill Agreement, dated October 9, 2003, by and between Aksys, Ltd. and Durus Life Sciences Master Fund, Ltd.

1

SIGNATURES

        According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 10, 2003.

AKSYS, LTD.
Date: October 10, 2003	/s/ LAWRENCE D. DAMRON
	By:	Lawrence D. Damron
	Its:	Senior Vice President and Chief Financial Officer

2

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SIGNATURES